UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreements related to ebank Mortgage, LLC
On April 19, 2006, in connection with the initial capitalization of ebank Mortgage, LLC, a Georgia limited liability company (“ebank Mortgage”) and a subsidiary of ebank, ebank and Madison Mortgage Corporation executed the Operating Agreement of ebank Mortgage in their respective capacities as the initial members of ebank Mortgage. Under the terms of the Operating Agreement, ebank owns 51% of the membership interests and Madison Mortgage Corporation owns 49% of the membership interests. In exchange for such membership interests, ebank and Madison Mortgage Corporation made initial capital contributions to ebank Mortgage of $765,000.00 and $735,000.00, respectively. Madison Mortgage Corporation is owned and controlled by Edward L. Terry and Gary R. Rhineheart.
ebank Mortgage is a “manager-managed” limited liability company under Georgia law. As such, the powers of ebank Mortgage and its business and affairs are generally exercised and managed under the direction of its managers. Pursuant to the terms of the Operating Agreement, ebank Mortgage has two classes of managers, one class appointed by ebank and the other class appointed by Madison Mortgage Corporation. ebank has the right to appoint up to four managers and Madison Mortgage Corporation has the right to appoint up to two managers. Attached to this Report and incorporated herein by reference as Exhibit 10.1 is a copy of the Operating Agreement.
ebank Mortgage also entered into a Secondary Marketing and Servicing Agreement with Sunshine Mortgage Corporation, a subsidiary of Madison Mortgage Corporation. Pursuant to the terms of this agreement, Sunshine Mortgage Corporation will perform on behalf of ebank Mortgage various services related to the origination of mortgage loans and will also assist in the sale of mortgage loans in the secondary market. ebank Mortgage will pay Sunshine Mortgage Corporation $450 for each closed loan. Attached to this Report and incorporated herein by reference as Exhibit 10.2 is a copy of the Secondary Marketing and Servicing Agreement.
Each agreement described above was previously submitted to the Office of Thrift Supervision (the “OTS”) in connection the notice of ebank’s intention to establish an operating subsidiary previously filed with the OTS.
ebank Mortgage entered into an Assignment and Assumption Agreement with Whipple Development Corporation. Under the Assignment and Assumption Agreement, ebank Mortgage assumed all of the rights and interest of Whipple Development Corporation in the Lease Agreement, as amended, originally by and between 2401 Lake Park Drive Associates, L.P., as Landlord, and Whipple Development Corporation as initial tenant, for the lease of approximately 2,430 square feet of office space located at 2401 Lake Park Drive, Smyrna, Georgia, 30080. Under the terms of the Lease Agreement, ebank Mortgage is obligated to make monthly rental payments in the amount of $3,138.75 through November 30, 2006, the expiration date of the lease. 2401 Lake Park Drive Associates, L.P. is an entity owned and controlled by Messrs. Terry and Rhineheart.

ebank Mortgage has agreed to pay its new President, Lucien J. Barrette, an annual base salary of $100,000. ebank Mortgage also intends to enter into an incentive compensation arrangement with Mr. Barrette once approved by its managers.
Approval of 2006 Executive Cash Bonus Opportunities
On Monday, April 17, 2006, the Compensation Committee and the Board of Directors of ebank Financial Services, Inc. (the “Company”) approved the establishment of a cash bonus plan for its Chief Executive Officer and Chief Financial Officer for the 2006 fiscal year.
The amount of the cash bonus that each executive may earn under the plan is based on criteria established by the Compensation Committee and approved by the Board of Directors, some of which is related to the performance of ebank and some of which is related to the performance of each participating executive during the year. For the Chief Executive Officer, 75% of the potential bonus will be determined based on ebank’s performance criteria and 25% will be determined based on individual performance criteria. For the Chief Financial Officer, 50% of the potential bonus is determined based on ebank’s performance criteria and 50% will be determined based on individual performance criteria.
Potential cash bonuses for the Chief Executive Officer are set at 7.5% of annual base salary for meeting the threshold award criteria, 15.0% of base salary for achieving the target award criteria, 30.0% of base salary for achieving the maximum award criteria and 50% for achieving the stretch award criteria. Potential cash bonuses for the Chief Financial Officer are set at 5.0% of annual base salary for meeting the threshold award criteria, 10.0% of base salary for achieving the target award criteria, 20.0% of base salary for achieving the maximum award criteria and 30% for achieving the stretch award criteria.
The Board of Directors of the Company established the following criteria with respect to ebank’s performance:

	Minimum	Target	Maximum	Stretch
	Award	Award	Award	Award
	Criteria	Criteria	Criteria	Criteria
Net income of ebank for fiscal 2006	$1,020,632	$1,275,790	$1,530,948	$1,786,106
The individual performance portion of the cash bonus for the Chief Executive Officer will be determined by the Compensation Committee in connection with a performance review at the conclusion of the 2006 fiscal year. The individual performance portion of the cash bonus for the Chief Financial Officer will be determined by the Chief Executive Officer in connection with a performance review at the conclusion of the 2006 fiscal year.

The following table reflects potential bonus payouts at each performance level for each participating executive officer, based on current base salary levels:

					2006
	2006	2006 Minimum	2006 Target	2006 Max.	Stretch Award
	Base	Award Percentage	Award Percentage	Award Percentage	Percentage and
Officer	Salary	and Amount	and Amount	and Amount	Amount
James L. Box, Chief Executive Officer	$190,000	7.5%; $14,250	15%; $28,500	30%; $57,000	50%; $95,000

Wayne W. Byers, Chief Financial Officer	$125,000	5%; $6,250	10%; $12,500	20%; $25,000	30%; $37,500
Item 7.01. Regulation FD Disclosure.
The Company announced today that it recently received a letter from the OTS indicating that the OTS has no objection to the establishment of a mortgage subsidiary of the Company’s subsidiary, ebank, as set forth in the previous notice filed with the OTS. Accordingly, on April 19, 2006, ebank Mortgage, a Georgia limited liability company, accepted initial capital contributions from its members, ebank and Madison Mortgage Corporation. Additionally, the members and ebank Mortgage executed the Operating Agreement of ebank Mortgagee, LLC and other documents in order to expedite the ability of ebank Mortgage to conduct business. ebank mortgage will originate residential first and second mortgages and home equity lines of credit via the Internet in all 50 states.
A copy of the Company’s press release describing such transactions is attached to this Report as Exhibit 991.1.
Item 9.01Financial Statements and Exhibits.

10.1	Operating Agreement of ebank Mortgage, LLC

10.2	Secondary Marketing and Servicing Agreement by and between ebank Mortgage, LLC and Sunshine Mortgage Corporation

99.1	Copy of Press Release
The Assignment and Assumption Agreement and the related Lease Agreement for the office located at 2401 Lake Park Drive, Smyrna, Georgia, 30080 will be filed as an exhibit to the Company’s periodic report not later than the due date for the Form 10-QSB for the quarter ending June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: April 21, 2006	By:	/s/ James L. Box
James L. Box
President and Chief Executive Officer

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